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                                                                    EXHIBIT 10.1


                               BEST BUY CO., INC.


                             EMPLOYEE NON-QUALIFIED
                                STOCK OPTION PLAN


A.   PURPOSE.

     The purpose of this Employee Non-Qualified Stock Option Plan ("Plan") is to further the growth and general prosperity of Best Buy Co., Inc. and its directly and indirectly wholly-owned subsidiaries (collectively, the "Company") by enabling current key employees of the Company, who have been or will be given responsibility for the administration of the affairs of the Company and upon whose judgment, initiative and effort the Company was or is largely dependent for the successful conduct of its business, to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Company and enabling the Company to obtain and retain the services of such employees. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

B.   ADMINISTRATION.

     This Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Options may not be granted to any person while serving on the Committee unless approved by a majority of the disinterested members of the Board of Directors. Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board of Directors, the Committee shall have full power and authority to interpret the Plan and, to the extent contemplated herein, shall exercise the discretion granted to it regarding participation in the Plan and the number of shares to be optioned and sold to each participant.

     All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board of Directors shall be final. Each option granted shall be evidenced by a written agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board of Directors with respect thereto.


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C.   ELIGIBILITY AND PARTICIPATION.

     Options may be granted under the Plan to (i) key executive personnel, including officers, senior management employees and members of the Board of Directors who are employees of the Company; (ii) staff management employees, including managers, supervisors, and their functional equivalents for: warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail store and field managers, supervisors and their functional equivalents; and (iv) any employee having served the Company continuously for a period of not less than ten (10) years. The Committee shall grant to such participants options to purchase shares in such amounts as the Committee shall from time to time determine.

D.   SHARES SUBJECT TO THE PLAN.

     Subject to adjustment as provided in Section E. herein, an aggregate of 7,250,000 shares of $0.10 par value common stock of the Company shall be subject to this Plan from authorized but unissued shares of the Company. Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. If, prior to the termination of the Plan, shares issued pursuant hereto shall have been repurchased by the Company pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

     Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.

E.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common shares of the Company, an appropriate adjustment shall be made in the maximum number of shares available to any one individual and in the number, kind, exercise price, etc., of shares subject to options granted under the Plan as may be determined by the Committee.

F.   TERMS AND CONDITIONS OF OPTIONS.

     The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

     1)  Each option shall state the number of shares to which it pertains.


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     2)  The Committee shall determine the price at which shares shall be sold to participants hereunder (the "Exercise Price"), provided however that in no event shall the Exercise Price be less than the fair market value of the stock as of the date of grant. Payment of the Exercise Price shall be made at the time the shares are sold hereunder by certified or cashier's check payable to the Company.

     3) An option shall be exercisable in whole or in part (but not as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option) with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of (i) any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; (ii) any sale of substantially all of the assets of the Company or (iii) any sale of common stock of the Company to a person not a stockholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) 4:00 p.m., local standard time, in Minneapolis, Minnesota, on the date five
     (5) years after the date the option was granted. The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

     4) Except in the event of death, an option shall be exercisable with respect to the shares included therein not earlier than the date one (1) year following the date of grant of the option, nor later than the date five (5) years following the date of grant of the option, and, during each year that the option may be exercised, the optionee may exercise such optionee's right to acquire only twenty-five percent (25%) of the shares subject to such option together with any shares that the optionee had previously been able to exercise.

     5) Except as in the event of death, an option may be exercised only by the optionee while such optionee is, and has continually been, since the date of the grant of the option, an employee of the Company. If the continuous employment of an optionee terminates by reason of death, an option granted hereunder held by the deceased employee may be exercised to the extent of all shares subject to the option within one (1) year following the date of death, but in no event later than five (5) years after the date of grant of such option, by the person or persons to whom the participant's rights under such option shall have passed by will or by the applicable laws of descent and distribution.

     6) An option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.


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G.   OPTIONS NOT TRANSFERRABLE.

     Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise except by will or the laws of descent, and may be exercised during the lifetime of an optionee only by such optionee.

H.   AMENDMENT OR TERMINATION OF THE PLAN.

     The Board of Directors of the Company may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I.   AGREEMENT AND REPRESENTATIONS OF PARTICIPANTS.

     As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

     In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J.   EFFECTIVE DATE AND TERMINATION OF THE PLAN.

     The Plan shall become effective as of May 1, 1987 if approved thereafter by the Stockholders of the Company. The Plan shall terminate on the earliest of:

     1) The date when all the common shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

     2) Ten (10) years after the date of approval of the Plan by the Stockholders of the Company; or

     3) Such other earlier date as the Board of Directors of the Company may determine.


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K.   FORM OF OPTION.

Options shall be issued in substantially the same form as Exhibit "A" attached hereto or in such other form as the Compensation Committee or the board may approve.